March 1, 2000



Securities and Exchange Commission
Washington, D.C. 20549

Re:      WordCruncher Internet Technologies, Inc.
         File No. 0-27453

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of WordCruncher Internet Technologies, Inc., dated February 23, 2000, and agree with the statements contained therein.

Very truly yours,


/s/ Crouch, Bierwolf & Chisholm





March 1, 2000




Kenneth W. Bell
Sr. Vice President and Chief Financial Officer
WordCruncher Internet Technologies, Inc.
405 East 12450 South, Suite B
Draper, Utah  84020

Dear Mr. Bell:

This is to confirm that the client-auditor relationship between WordCruncher Internet Technologies, Inc. (Commission File No. 0-27453) and Crouch, Bierwolf & Chisholm has ceased.

Very truly yours,



/s/ Crouch, Bierwolf & Chisholm

cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission